POWER OF ATTORNEY

     Know all by these presents, that the undersigned hereby constitutes and appoints each of Jeffrey A. Kaplan, Lara A. Mason and N. Elizabeth Campbell signing singly, the undersigned's true and lawful attorney-in-fact to:

(I)		execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or
director of LyondellBasell Industries N.V. (the
"Company"), Forms 3, 4 and 5 (including amendments
thereto) in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules and
regulations thereunder and, if necessary, a Form
ID, Uniform Application for Access Codes to File
on EDGAR;
(2)	do and perform any and all acts for an on behalf
of the undersigned which may be necessary or
desirable to complete and execute any such Forms
3, 4 or 5 or Form ID and timely file such forms
(including amendments thereto) and applications
with the United States Securities and Exchange
Commission and any stock exchange or similar
authority;
(3)	execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or
director of the Company, the Notification form for
financial instrument transactions in one's own
issuing institution (including amendments thereto)
in accordance with Section 5:60 of the Financial
Supervision Act and the rules and regulations
thereunder and, if necessary, any successor form
thereto; and including any forms (all such forms
authorized hereunder, the "Dutch Reporting Forms")
necessary to allow such Dutch Reporting Forms to
be filed via the website of the Dutch Authority
for the Financial Markets (the "AFM");
(4)	do and perform any and all acts for an on behalf
of the undersigned which may be necessary or
desirable to complete and execute any such Dutch
Reporting Forms and timely file such Dutch
Reporting Forms (including amendments thereto) and
applications with the AFM and any stock exchange
or similar authority; and
(5)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attomey-in- fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934 or Section 5:60 of the Financial Supervision
Act.

     The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in- fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or area based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms
3, 4 or 5 (including amendments thereto), Form ID or the
Dutch Reporting Forms and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Dutch Reporting Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

      IN WITNESS WHER EOF, the undersigned has caused
this Power of Attorney to be executeda   ofthi  ',/
day of f ebruary,  2022.




Peter Z. E. Vanacker